SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:
( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
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( ) Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

The Bureau of National Affairs, Inc.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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 2) Aggregate number of securities to which transaction applies:

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 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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( ) Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration number, or the
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

                      THE BUREAU OF NATIONAL AFFAIRS, INC.

Cynthia J. Bolbach                                      (202)452-4580
Corporate Secretary                                     Fax:(202)452-4226
                                                        E-mail:cbolbach@bna.com

                                                  March 30, 2001

TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.


     You are cordially invited to attend the annual meeting of the Corporation's stockholders on April 21, 2001, at 10:00 a.m. at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C., to elect the 15 members of the Board of Directors, to vote on two resolutions proposed by the Board of Directors that would result in a five-for-one split of the common stock of the Corporation, and to transact such other business as may properly be brought before the meeting. PLEASE NOTE THAT THIS IS A NEW LOCATION FOR THE ANNUAL MEETING.

     An annual report, which includes financial statements for the year ended December 31, 2001, is enclosed for your information. Also enclosed are a proxy statement and a proxy form/envelope and ballot. Class A stockholders will vote on the election of directors and on the proposed resolutions; Class B and Class C stockholders will vote on the proposed resolutions only. The number of shares of the Corporation's common stock held directly by you, and held in your name by the Stock Fund Trustee of the BNA 401(k) Plan, is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope carefully.

     The Board of Directors has asked, and the Secretary of the Corporation has designated, KPMG LLP to conduct the balloting, tabulate the results, and seal and store the ballots afterwards. This means that all proxy forms/envelopes and ballots will be sent directly to KPMG LLP, rather than to the Corporate Secretary. A business reply envelope is enclosed for this purpose.

     The Board of Directors requests the participation either in person or by proxy of each stockholder at the annual meeting. IF YOU MAIL YOUR BALLOT, PLEASE DO SO NO LATER THAN APRIL 13, to ensure that it is received in time to be counted.




                                   Cordially,

                                   s/Cynthia J Bolbach
                                   --------------------
                                   Cynthia J. Bolbach

Enclosures

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 2001
                      THE BUREAU OF NATIONAL AFFAIRS, INC.
                             1231 25TH STREET, N.W.
                             WASHINGTON, D.C. 20037

                               GENERAL INFORMATION

      Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors and for voting on the stockholder proposal), is made by and on behalf of The Bureau of National Affairs, Inc. (the "Corporation") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C. on Saturday, April 21, 2001 and at any adjournments of such meeting. PLEASE NOTE THAT THIS IS A NEW LOCATION FOR THE ANNUAL MEETING. The expense of this solicitation will be paid by the Corporation. Officers, directors, and employees of the Corporation may make solicitations of proxies by telephone, regular mail, e-mail, or in person. This proxy statement and proxy form were first mailed to stockholders of the Corporation on or about March 30, 2001. An annual report, including financial statements for the year ended December 31, 2000, is enclosed with this proxy statement.

      The Corporation has 6,700,000 authorized shares of Class A voting common stock ($1.00 par value), 5,300,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 1,000,000 authorized shares of Class C non-voting common stock ($1.00 par value). Only holders of Class A common stock of record at the close of business on March 24, 2001, are entitled to vote at the meeting or any adjournment thereof on the election of the 15 members of the Board of Directors and on any other business that may come before the meeting. On such date, there were 3,228,989 shares of Class A common stock outstanding. Holders of Class A, Class B and Class C common stock of record at the close of business on March 24, 2001, are entitled to vote on the resolutions proposed by the Board of Directors to increase the number of shares which the Corporation is authorized to issue and to authorize a stock split. On such date, there were 4,252,480 shares of Class B common stock outstanding and 291,461 shares of Class C common stock outstanding. Each class will vote as a class on the resolutions proposed by the Board of Directors, and each outstanding share, whether Class A, Class B, or Class C, will entitle the holder thereof to one vote on the resolutions. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given thereon, if any. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY FORM/ENVELOPE AS SOON AS POSSIBLE. IF YOU MAIL YOUR BALLOT, PLEASE DO SO BY APRIL 13, 2001. You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable at any time before the presiding officer's call for a vote at the meeting, upon your filing of a written notice of revocation with the Corporation's Secretary.

      A majority of all outstanding Class A shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted for purposes of determining whether a quorum is present. Once a Class A share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting. Class A, Class B, and Class C shares represented by properly-executed proxies, including those shares held in the stockholder's name by the Stock Fund Trustee of the BNA 401(k) Plan, will be voted in accordance with the directions indicated on the ballot portion of the proxy. If the ballot portion of the proxy is not returned for shares held by the

Stock Fund Trustee, the Trustee will assume that the instructions as to those shares are to not vote those shares. A plurality of the votes cast is required for the election of directors, as discussed below. The resolutions proposed by the Board of Directors must be approved by a majority of the shares of each class of stock (Class A, Class B, and Class C) outstanding. With respect to the election of directors, abstentions or instructions to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote. With respect to the resolutions proposed by the Board of Directors, abstentions will have the effect of a vote against the relevant proposal. For further information concerning voting, see Section IX, Voting Procedures.

                            I. ELECTION OF DIRECTORS

      Fifteen directors of the Corporation are to be elected at the 2001 Annual Meeting to serve until their successors are elected at the next annual meeting. As provided in the Corporation's By-Laws, the 12 nominees among all the nominees who are Corporation stockholders, and the three nominees among all the nominees who are not Corporation stockholders, who in each case receive the highest number of votes cast for nominees in that category, shall comprise the 15-member Board of Directors. If no directions are indicated on the ballot for the election of directors, the stockholder shall be deemed to have withheld authority to vote for any nominees.


       STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND NOMINEES FOR 12 "INSIDE"
      DIRECTORSHIPS (FURTHER INFORMATION ABOUT THE NOMINEES IS CONTAINED IN
           THE BIOGRAPHICAL SKETCHES SECTION OF THIS PROXY STATEMENT)

                                                         Shares of common stock
                                                         Beneficially owned on
                                                         March 1, 2001, and % of
Name and, if                                             outstanding shares of
applicable, year            Offices with the             class (All shares are
first served as             Corporation or               Class A except as
a director            Age   its subsidiaries             indicated)
-------------------   ----  ----------------             -----------------------
*Thomas W. Ball        47   Marketing Director            15,728       .49(a)
 2000                       Professional Publishing Grp

*William A. Beltz      71   Chairman of the Board         63,500      Class B
 1967                                                                 1.50

 Paul A. Blakely       43   Manager, Financial             7,758       .24
                            Planning and Analysis
                            and Assistant Treasurer

 Cynthia J. Bolbach    53   Corporate Secretary            5,767       .18


*Eunice Lin Bumgardner 40   Vice President and             6,411       .20
 2000                       General Counsel

*Richard H. Cornfield  54   Executive Director,            5,893       .18
 1998                       Legal and Business
                            Publishing Group

                                                         Shares of common stock
                                                         Beneficially owned on
                                                         March 1, 2001, and % of
Name and, if                                             outstanding shares of
applicable, year            Offices with the             class (All shares are
first served as             Corporation or               Class A except as
a director            Age   its subsidiaries             indicated)
-------------------   ----  ----------------             -----------------------
*Sandra C. Degler      61   Vice Chairman of the Board;  106,089      Class B
 1990                       Chairman, Tax Management Inc.             2.50(a)

 David L. Foster       46   President, Institute of        7,152       .22
                            Management and Administration
                            (IOMA)

*Jack Jenc             58   President, The                27,358       .85
 1995                       McArdle Printing Co.

*Eileen Z. Joseph      53   Editorial Director             6,181       .19
 1995                       Business Development

*George J. Korphage    54   Vice President and            46,055      1.43
 1988                       Chief Financial Officer

*Gregory C. McCaffery  40   Vice President and            11,355       .35
 1997                       Editor-in-Chief

*David P. McFarland    46   President,Tax Management Inc.  5,257       .16
 2000

*Robert L. Velte       53   Vice President for             7,824       .24
 1996                       Strategic Development

*Paul N. Wojcik        52   President and                 25,617       .80
 1989                       Chief Executive Officer

            STOCK OWNERSHIP OF NOMINEES FOR THREE "OUTSIDE" DIRECTORS

                                                         Shares of common stock
                                                         Beneficially owned on
                                                         March 1, 2001, and % of
Name and, if                                             outstanding shares of
applicable, year            Offices with the             class (All shares are
first served as             Corporation or               Class A except as
a director            Age   its subsidiaries             indicated)
-------------------   ----  ----------------             ----------------------
 Jonathan Newcomb      54   Chairman and CEO                  -0-
                            Simon and Schuster

*Frederick A. Schenck  72   Consultant                        -0-
 1991

*Daniel W. Toohey      61   Senior Counsel                    -0-
 1991                       Dow, Lohnes & Albertson


* Member of Present Board

(a) Mr. Ball and Mrs. Degler's shares include 6,561 Class A shares and 60,209 Class B shares, respectively, owned by their spouses. These shares may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission. The nominees, however, disclaim beneficial ownership of the BNA shares owned by their spouses.

      As of March 1, 2001, all directors and executive officers as a group beneficially owned 235,272 shares of Class A common stock, or 7.31 percent of the outstanding Class A shares, and 169,589 shares of Class B common stock, or
4.0 percent of the outstanding Class B shares. These share totals include 60,209 Class B shares held by a spouse of a person in the group, who disclaims beneficial ownership of all such shares.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934. Based on a review of Statements of Beneficial Ownership of Securities on Form 3, Form 4, and Form 5 (and any amendments thereto), no director, officer, or any other person subject to Section 16 of the Securities Exchange Act of 1934 failed to file any of the above Forms on a timely basis.


             II. INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

      The Board of Directors met 11 times during 2000. No director attended fewer than 75 percent of the aggregate of 1) the total number of meetings of the board; and 2) the total number of meetings held by all committees upon which he or she served.

      AUDIT COMMITTEE. The Audit Committee makes recommendations to the board concerning the selection, retention, or termination of the independent auditors; reviews the proposed audit scope and the final report of the independent auditors; reviews the schedule of fees covering audit and nonaudit services performed by the independent auditors; reviews recommendations with respect to changes in accounting procedures and internal accounting controls; and performs such other duties as may be directed or authorized by the board from time to time. During 2000, the Audit Committee met five times. Members of the Audit Committee are Messrs. Schenck, Toohey, and Ms. Trubkin.

      EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all powers of the board (except as otherwise provided or required by law) when the board is not in session, and, during the intervals between board meetings, advises and aids the officers of the Corporation in matters concerning management of the business. During 2000, the Executive Committee met seven times. Its members are Messrs. Beltz, Korphage, Velte, Wojcik, and Mrs. Degler.

      EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Corporation's Chairman and its Chief Executive Officer, and reviews the salaries of executive officers. During 2000, the Executive Compensation Committee met eight times. Its members are Messrs. Schenck, Toohey, and Ms. Trubkin.

      NOMINATING COMMITTEE. The Nominating Committee consists of three members of the Board of Directors and two employee-stockholders who are not members of the board. A new committee is named each year to nominate candidates for election to the board. The committee met for this purpose in January. The members of the Nominating Committee for the 2001 election of directors were Gregory C. McCaffery, chair; Carol V. Badwah, Richard H. Cornfield, David P. McFarland, and David M. Victor. A report of the committee's selections for nominees, together with a summary of the Corporation's By-Law provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations to the Nominating Committee, were mailed to each Class A stockholder. Stockholder nominations made in accordance with the By-Laws and received by the Nominating Committee at least 30 days prior to the annual meeting are included in the final list of nominations in this Proxy Statement.

          III. PROPOSED RESOLUTION SUBMITTED BY THE BOARD OF DIRECTORS

The Corporation's Board of Directors hereby submits to the Corporation's Class A, Class B, and Class C stockholders the following Proposed Resolution One and the proposed resolution set out in Section IV (Proposed Resolution Two). Proposed Resolution One would increase the number of shares of common stock the Corporation is authorized to issue. Approval of Proposed Resolution One is a necessary prerequisite to the action called for in Proposed Resolution Two, which would effect a five-for-one split of the Corporation's common stock. Because the proposed amendments are complementary to one another, and because in fact a stock split could not occur unless stockholders also approve an increase in the number of shares the Corporation is authorized to issue, it is the intent of the Board of Directors to implement these amendments only if both are approved by stockholders.

         PROPOSED RESOLUTION ONE:

         RESOLVED, that Article IV, Section 1, Paragraph One of the Corporation's Articles of Incorporation be amended to read as follows:

              The total number of shares of stock which the Corporation is authorized to issue is sixty-five million (65 million) shares, divided into three classes: One class designated as Class A common shares shall consist of thirty million (30 million) shares, $1.00 par value per share and with voting rights, another class designated as Class B common shares shall consist of thirty million (30 million) shares, $1.00 par value per share and without voting rights, and a third class designated as Class C common shares shall consist of five million (5 million) shares, $1.00 par value per share and without voting rights.

BOARD OF DIRECTORS' STATEMENT IN SUPPORT OF PROPOSED RESOLUTION ONE:

           THE BOARD OF DIRECTORS RECOMMENDS ADOPTION OF PROPOSED RESOLUTION ONE BY THE CLASS A, CLASS B, AND CLASS C STOCKHOLDERS OF THE CORPORATION.

            The purpose of Proposed Resolution One is to increase the number of shares which the Corporation is authorized to issue in order to carry out a five-for-one split of the common stock of the Corporation. The number of shares which the Corporation is currently authorized to issue pursuant to its Articles of Incorporation would not be sufficient to allow such a stock split to occur without this amendment.

           Delaware corporate law, which governs BNA as a Delaware corporation, specifies that the holders of outstanding shares of any class of stock, even if otherwise non-voting, are entitled to vote upon a proposed amendment to increase the aggregate number of authorized shares of that class. Class B and Class C stockholders, therefore, are entitled to vote on this proposal, even though such classes of stock are designated as non-voting shares.

         THE BOARD RECOMMENDS THAT CLASS A, CLASS B, AND CLASS C STOCKHOLDERS VOTE IN FAVOR OF PROPOSED RESOLUTION ONE.

VOTE REQUIRED FOR ADOPTION:

         Proposed Resolution One will be adopted if a majority of the Class A, Class B, and Class C shares outstanding, each voting as a class, votes in its favor.

           IV. PROPOSED RESOLUTION SUBMITTED BY THE BOARD OF DIRECTORS

        The Corporation's Board of Directors hereby submits to the Corporation's Class A, Class B, and Class C stockholders the following Proposed Resolution Two. Assuming approval by the stockholders of Proposed Resolution One, as set out above in Section III, Proposed Resolution Two would effect a five-for-one split of the Corporation's common stock. As noted above in Section III, it is the intent of the Board of Directors to implement Proposed Resolutions One and Two only if BOTH are approved by stockholders.

        PROPOSED RESOLUTION TWO:

        RESOLVED, that Article IV, Section 1, Paragraph Two of the Corporation's Articles of Incorporation be amended to read as follows:

              Each share of issued Class A common stock of the Corporation, including treasury stock, as of September 23, 2001, shall be and hereby is, as of that date, changed into and reclassified as five (5) shares of such Class A common stock, and each share of issued Class B common stock of the Corporation, including treasury stock, as of September 23, 2001, shall be and hereby is, as of that date, changed into and reclassified as five (5) shares of such Class B common stock, and each share of issued Class C common stock of the Corporation, including treasury stock, as of September 23, 2001, shall be and hereby is, as of that date, changed into and reclassified as five (5) shares of such Class C common stock. The aggregate amount of capital represented by the issued shares of the stock of the Corporation after this change and reclassification shall be the aggregate par value of all issued shares of the stock of the Corporation. In order to effectuate this change and reclassification, holders of issued shares of Class A common stock shall be entitled to receive four (4) additional shares of such Class A common stock for every one (1) share of such Class A common stock held by them, and holders of issued shares of Class B common stock shall be entitled to receive four (4) additional shares of such Class B common stock for every one (1) share of such Class B common stock held by them, and holders of issued shares of Class C common stock shall be entitled to receive four (4) additional shares of such Class C common stock for every one (1) share of such Class C common stock held by them.

BOARD OF DIRECTORS STATEMENT IN SUPPORT OF PROPOSED RESOLUTION TWO:

          THE BOARD OF DIRECTORS RECOMMENDS ADOPTION OF PROPOSED RESOLUTION TWO BY THE CLASS A, CLASS B, AND CLASS C STOCKHOLDERS OF THE CORPORATION.

          The purpose of Proposed Resolution Two is to effect a five-for-one split in the capital stock of the Corporation, assuming that stockholders also approve Proposed Resolution One, to increase the number of shares which the Corporation is authorized to issue. If approved by stockholders, the stock split would be effective on September 23, 2001, the day between the close of the six-month Stock Purchase and Transfer Plan that will be in operation at the time of the Annual Meeting and the start of the succeeding plan.

         The proposed stock split will have no effect whatever on the respective equity interests of stockholders. The Board believes that the lower stock price achieved as a result of the split will make the purchase of BNA stock more attractive to a greater number of employees, thus fostering the corporate objective of encouraging the widest possible participation in stock ownership.

         Delaware corporate law, which governs BNA as a Delaware corporation, specifies that the holders of outstanding shares of any class of stock, even if otherwise non-voting, are entitled to vote upon a proposed amendment that would directly affect them as a class. Class B and Class C stockholders, therefore, are entitled to vote on this proposal, even though such classes of stock are designated as non-voting shares.

         THE BOARD RECOMMENDS THAT CLASS A, CLASS B, AND CLASS C STOCKHOLDERS VOTE IN FAVOR OF PROPOSED RESOLUTION TWO.

VOTE REQUIRED FOR ADOPTION:

          Proposed Resolution Two will be adopted if a majority of the Class A, Class B, and Class C shares outstanding, each voting as a class, votes in its favor.

                           V. EXECUTIVE COMPENSATION

      A. SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. Below is information concerning compensation provided by the Corporation to the chief executive officer and the four most highly compensated executive officers of the parent Corporation in key policy-making positions serving in those positions on December 31, 2000.

                                              SUMMARY COMPENSATION TABLE
                                                 ANNUAL COMPENSATION
NAME AND                                  ---------------------------------
PRINCIPAL POSITION                  YEAR        SALARY (A)    BONUS (B)
---------------------------------------------------------------------------
Paul N. Wojcik
     President and                  2000        $  434,231  $  14,010
      Chief Executive Officer       1999        $  412,692  $  11,393
                                    1998        $  390,865  $  15,338

Pat  Swords                         2000        $  225,000  $   7,290
      Vice President of             1999        $  211,539  $   5,911
       Sales and Marketing          1998        $  191,288  $   8,086

George J. Korphage
      Vice President and            2000        $  216,077  $   7,066
       Chief Financial Officer      1999        $  206,154  $   5,764
                                    1998        $  195,346  $   7,615
Robert L. Velte
      Vice President for            2000        $  202,231  $   6,565
       Strategic Development        1999        $  190,000  $   5,265
                                    1998        $  173,365  $   6,816
Gregory C. McCaffery (c)
       Vice President and           2000        $  201,539  $   6,511
        Editor-in-Chief

(a) Based upon 26 pay periods in 2000 and 1999, and 25.5 pay periods in 1998.

(b) Cash profit sharing.

(c) Mr. McCaffery was elected Vice President and Editor-in-Chief effective January 1, 2000.

      B. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 2000, the members of the Executive Compensation Committee were Messrs. Schenck and Toohey, and Ms. Trubkin. The members of the Committee serve as the board's outside directors, and none are former or current officers or employees of the Corporation or any of its subsidiaries. None of the members of the Committee had any interrelationships requiring disclosure in this Proxy Statement.

      C. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Executive Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation's Chairman and of its Chief Executive Officer (CEO). The committee, acting for the board, also has the responsibility of approving the recommendations of the CEO concerning the salaries of executive officers. The committee consists entirely of non-stockholder directors.

      The Corporation's management compensation program is designed to attract, retain, motivate, and reward a highly qualified, productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. Because base salary provides nearly all the compensation of executive officers, including the CEO, and of other managers, base salaries are set at a level that is intended to be generally competitive with other progressive companies in the Corporation's industry and labor market place. The committee does not, however, attempt to place base salaries within any particular strata of salaries paid by competitors.

      The compensation philosophy for executive officers, including the CEO, is the same as that applicable to the Corporation's management employees generally. The merit increase "pool" of 4 percent in 2000 was the same for executive officers as for other management employees.

      The compensation of executive officers during 2000, including the CEO's compensation, was derived from the same sources applicable to all management and supervisory employees of the Corporation: salary and participation in the BNA Employees' Cash Profit Sharing Plan (based upon the same formula used to calculate profit-sharing compensation for all employees). There are no additional incentive compensation plans for any corporate officer, including the CEO, nor does any executive officer, or the CEO, receive any non-cash compensation other than benefits such as health insurance that all BNA employees are eligible to receive. The compensation of the Chairman, a retired employee of the Corporation, is derived from fees paid to him for his services as chairman and as a consultant to the Corporation.

      The consulting fee paid to the Chairman in 2000 was recommended by the Executive Compensation Committee and approved by the Board of Directors on December 9, 1999. Salaries for all other executive officers were established by the CEO, with the approval of the Executive Compensation Committee.

      Each officer's compensation was based on an evaluation of his or her performance and contribution to departmental and corporate goals, both financial and nonfinancial. In 2000, the CEO determined salary increases for the executive officers by using the same management compensation structure in place for all management employees. The CEO allocated, among the executive officers, a merit increase "pool" of 4 percent of total executive officer salaries. The factors used in allocating this "pool" included the officer's current level of compensation, the achievement of agreed-upon objectives for 1999, other challenges met, any unusual aspects of the officer's performance in the past year, and the relationship between the officer's current salary and his/her current level of responsibility. No formula was utilized by the CEO in evaluating any executive officer's performance with respect to these factors.

      As is true throughout the company, salary increases outside the merit increase "pool" are granted for promotions into or within the executive officer group, or for expanded job responsibilities for an executive officer within his/her same position.

      The BNA Employees' Cash Profit-Sharing Plan distributes a percentage of the operating profit (as defined) to full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives, who have their own incentive bonus plans. The amount each employee receives is determined by salary and seniority, with the same formula applied to executive officers as is applied to all other employees. The profit-sharing plan has historically provided less than 5 percent of total compensation.

     In determining what it would recommend as the compensation to be paid in 2000 to the chairman and to the CEO, the committee evaluated how well each met the objectives set for themselves, with the committee's help, during 1999. During 2000, the committee developed objectives with the CEO that will serve as the basis for determining compensation for 2001.

      The recommendation for the CEO's 2000 compensation was based in part upon the CEO's performance during 1999, in part upon the company's financial performance in 1999 and its progress toward meeting projected five-year financial goals, and in part upon the committee's consideration of an appropriate base salary for the Corporation's CEO, based upon the general compensation philosophy already described. The compensation recommendation also reflected the committee's subjective evaluation of how well the CEO met other goals. No specific formula or specific weighing mechanism was used by the committee in evaluating overall achievement of these goals.

      The compensation recommendation of the Executive Compensation Committee was presented to the full Board of Directors at its meeting on March 9, 2000. After full discussion, the board approved the 2000 compensation for the CEO.

                              Frederick A. Schenck, Chairman
                              Daniel W. Toohey
                              Loene Trubkin

                              D. PERFORMANCE GRAPH



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

 Measurement Period    The Bureau of National     S&P 500         Dow Jones
(Fiscal Year Covered)       Affairs, Inc.          Index       Publishing Index
 --------------------- ----------------------     -------      ----------------
 Measurement Point--
12/31/95                      $ 100.00           $ 100.00        $ 100.00
FYE 12/31/96                    113.13             122.98          113.60
FYE 12/31/97                    129.26             163.99          165.30
FYE 12/31/98                    152.94             210.85          180.30
FYE 12/31/99                    181.28             255.15          223.80
FYE 12/31/00                    212.19             231.90          208.20

      The above graph compares the performance of the company's common stock to Standard and Poor's (S&P) 500 Composite Index and the Dow Jones Publishing Index for the last five years, assuming $100 was invested in the company's common stock and each index at December 31, 1995, and that all dividends were reinvested.

     E. DIRECTORS' COMPENSATION. The directors who are employees of the Corporation are not compensated for their services as BNA directors. During 2000, the three board members who are not stockholders -- the "outside" directors -- received an annual retainer of $12,000 for board membership, an annual retainer of $1,000 for chairing board committees, a fee of $1,000 for each board meeting attended, and $500 for each board committee meeting attended, plus reimbursement for travel expenses.

     Each outside director serves on the Audit Committee, chaired by Mr. Toohey, and the Executive Compensation Committee, chaired by Mr. Schenck. Total amounts paid in 2000 to Mr. Schenck, $30,500; Mr. Toohey, $30,500; and Ms. Trubkin, $30,000.

         The outside directors also receive supplemental compensation that is based on the Corporation's financial progress during the director's service on the board. This supplemental compensation is computed by averaging the percentage increase of BNA earnings per share and cash flow per share for the current year compared to the year the outside director joined the board (1990 being established as the base year for the current outside directors). This percentage growth is then applied to the director's board fees earned during the current year to determine the supplemental compensation. Because the supplemental compensation formula is based upon financial measures which influence BNA share price and dividend decisions, the board believes that this compensation more closely aligns the total compensation of the outside directors to the interests of shareholders. Supplemental compensation earnings paid in 2000 were $17,595 to each outside director.

       Mr. Beltz was paid $120,000 during 2000 for his services as a consultant and as Chairman of the Board, Chairman of the Executive Committee, member of the Budget Committee, Corporate Investment Committee, Retirement Plan Investment Committee, and the VEBA Investment Committee, and as chairman of the Board of Directors of The McArdle Printing Company, Inc. Mrs. Degler was paid a fee of $1,000 per board meeting attended and $500 for each committee meeting attended, totalling $16,000.


                            VI. AUDIT COMMITTEE REPORT

       During 2000, the Audit Committee (i) reviewed and discussed the audited financial statements for 1999 with the Company's management; (ii) discussed with KPMG LLP, the Corporation's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61; (iii) confirmed that KPMG is an independent accountant with respect to the Corporation within the meaning of the Securities Act and the requirements of the Independence Standards Board and, based on this review and discussions, recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K. The Committee also reviewed the following fees of KPMG for the year ended December 31, 2000: Audit Fees, including review of Form 10-Qs, $145,400, Financial Information Systems Design and Implementation Fees, $0, All Other Fees, $72,113, and reviewed whether the provision of these services is compatible with maintaining the independence of the independent accountants.

     In addition, the committee reviewed the Audit Committee Charter, which is set out in full below, and recommended to the Board of Directors that no changes or modifications to the present charter were necessary; met with the Corporation's Vice President and General Counsel to review the status of pending litigation and settlements that occurred during 2000; met at the request of the Corporation's management to review overtime management in the Production Department, including the processes governing the manner by which overtime is approved, concluding that such processes constituted a reasonable and effective way of controlling the use of overtime; and reviewed with KPMG the audit plan for 2000.


                              Daniel W. Toohey, Chairman
                              Frederick A. Schenck
                              Loene Trubkin

                             Audit Committee Charter

          The Audit Committee is a committee of the Board of Directors, established pursuant to Section VI, Paragraph 1(c) of the Corporation's By-Laws. Its primary function is to assist the Board in fulfilling the Board's oversight of the Corporation's financial reporting and accounting policies. Such oversight includes ensuring that accounting policies, internal controls, and objective independent auditors are in place to deter fraud, anticipate financial risks, and promote accurate and timely disclosure of financial and other material information to the Board and to BNA shareholders.

      The Audit Committee shall consist of no fewer than three members of the Board. The members of the Audit Committee shall, so far as possible, be non-employee directors, and in no case shall an operating officer of the Corporation serve as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, or shall attain such working familiarity within a reasonable period of time after appointment to the Committee. The Chair of the Committee shall be elected by the full Board of Directors.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate.
      To fulfill its responsibilities and duties, the Committee shall:

  * Serve as an independent and objective party to monitor the Corporation's financial reporting process and its internal control system.
  * Review and appraise the effort of the Corporation's independent auditors and make recommendations to the Board of Directors concerning the selection, retention, or termination of the independent auditors.
  * Provide an open avenue of communication between the independent auditors and the Board of Directors.
  * Review, in consultation with the independent auditors, the audit scope and plan.
  * Review with the independent auditors the auditors' judgments concerning the quality, and not just the acceptability, of the company's accounting principles as applied in its financial reporting.
  * Review with management and the independent auditors the results of the audit and recommendations made by the auditors.

  * Obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation, especially any disclosed relationships that may impact the independent auditors' objectivity, and recommend to the Board any action needed to ensure the independence of the independent auditors.
  * Review the fees charged by the independent auditors for audit and non-audit services to the Corporation.
  * Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks.
  * Review, with the Corporation's General Counsel and Corporate Secretary, any legal compliance matters, including compliance with federal securities laws and compliance with the Corporation's Policy on Business Ethics.

      This charter shall be reviewed by the Committee and the Board of Directors annually.



                           VII. EMPLOYEE BENEFIT PLANS

      EMPLOYEES' RETIREMENT PLAN. The summary compensation table does not include contributions to the BNA Employees' Retirement Plan ("Retirement Plan") for the named individuals or group, since contributions are computed on an actuarial basis and the amount expended by the Corporation under the Retirement Plan for a particular participant cannot be readily separated or individually calculated.

      The Retirement Plan is a non-contributory defined benefit plan that covers all full-time employees and all part-time employees who work at least 1,000 hours a year. The amount of each employee's retirement benefit is determined by a specific formula based on average annual compensation and years of service with the Corporation. The benefits paid under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

      The Internal Revenue Code limits the annual retirement benefit that may be paid from a qualified retirement plan and the amount of compensation that may be recognized by the retirement plan. To the extent that the annual retirement benefit exceeds limits imposed by the Code, the difference will be paid from general corporate funds.

      The following table illustrates the estimated annual benefits payable upon retirement from the Retirement Plan and general corporate funds upon normal retirement, age 65 or Rule of 85 (age plus years of service total 85 or more) and are based on a straight life annuity, notwithstanding the availability of joint survivorship options.

                                YEARS OF SERVICE
      Average Annual
      COMPENSATION*               10          20          30
      ---------------------------------------------------------
      $ 100,000               $ 12,200    $ 24,400    $ 36,600
        200,000                 24,400      48,800      73,200
        300,000                 36,600      73,200     109,800
        400,000                 48,800      97,600     146,400

      * Average annual compensation is the average of the employee's cash compensation in each of the highest paid five years during the employee's last ten years of employment.

      For the named executive officers, the compensation included in the calculation of pension benefits are those set forth in Columns (a) and (b) of the Summary Compensation Table. The years of credited service under the Retirement Plan for the employees named in the table above are as follows: Mr. Wojcik, 28; Mr. Korphage, 28; Mr. Velte, 23; Ms. Swords, 23; Mr. McCaffery, 14.


           VIII. INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

      The Corporation's independent public accountants for 1999 and the current year are KPMG LLP. A representative of that firm will be present at the annual meeting of stockholders, with the opportunity to make a statement, if desired, and to respond to appropriate questions.


                             IX. VOTING PROCEDURES

      Enclosed is a ballot and proxy form/envelope to be used in voting for directors and on Proposed Resolutions One and Two. Instructions for the use of the ballot appear on the ballot.

      Please note that the ballot lists the number of shares you own directly, as well as the number of shares held in your name by the Stock Fund Trustee of the BNA 401(k) Plan. Technically, because shares in the BNA 401(k) Plan are held by the Stock Fund Trustee in the names of the participants in that Plan, the Trustee votes those shares. By returning the ballot portion of the proxy, you instruct the Trustee as to how the shares held in your name are voted, just as you instruct the holders of the proxy to vote the shares held directly by you . The ballots are opened and counted by KPMG LLP, which will inform the Stock Fund Trustee as to the total number of shares voted in the 401(k) Plan. The Trustee will assume that failure to return the ballot portion of the proxy for shares held in the 401(k) Plan constitutes instructions that those shares not be voted. Thus, completion and return of the ballot portion of the proxy will effectively vote shares held in the BNA 401(k) Plan as well as shares acquired through the Stock Purchase and Transfer Plan. If you, as a Class A, Class B, or Class C stockholder, return your ballot, but do not vote "for," "against," or "abstain," on the resolution proposed by the Board of Directors, the proxy will be voted "for" the proposal. If you, as a Class A stockholder, return your ballot, but do not vote for the election of directors, you will be deemed to have withheld authority to vote for any nominees.

      IF YOU WILL VOTE IN PERSON AT THE ANNUAL MEETING, PLEASE BRING THIS BALLOT AND THE ENVELOPE WITH YOU. Use of this particular ballot will expedite the counting of the votes during the course of the meeting.

       Jonathan Rains and Karen Newton have been designated by the Board of Directors as the inspectors and judges of the election, of the vote on the proposed resolution, and of any other vote which may be taken at the annual meeting. The votes for directors, and on the proposed resolution, will be tallied by KPMG LLP, certified public accountants, Washington, D.C. Immediately after the tallying and certification of the vote by the judges, KPMG LLP will seal and store the ballots.

      Announcement of the vote for directors, and of the vote on the proposed resolution, will be made immediately after the report and certification by the judges. The successful candidates will declared elected as members of the Board of Directors for the ensuing year.

                          X. 2002 STOCKHOLDER PROPOSALS

      Except for stockholder proposals relating to nominations for director governed by the Corporation's By-Laws, stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 2002 Annual Meeting must be received by the Corporation no later than November 30, 2001. Such proposals should be directed to the Secretary of the Corporation at its principal office in Washington, D.C.

                               XI. OTHER BUSINESS

      The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors and voting on the proposed resolution. The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting. If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in the Corporation's By-Laws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of the Corporation's Class A common stock entitled to vote at such meeting, unless a different vote is required by the Corporation's Certificate of Incorporation or By-Laws, and subject to any additional requirements imposed by applicable law.

      The enclosed biographical sketches of nominees for the Board of Directors are incorporated by reference into this Proxy Statement.


                              By Order of the Board of Directors,


                              /Cynthia J. Bolbach
                              --------------------
                              Cynthia J. Bolbach
                              Corporate Secretary


March 30, 2001

                          BIOGRAPHICAL SKETCHES OF NOMINEES
Photo of          Thomas W. Ball (47), was named Marketing Director for
Thomas W . Ball   the newly-formed Professional Publishing Group during the past year. He is responsible for guiding the marketing and business development for the environment and safety, human resources, and health care markets. Ball joined BNA in 1985 as the first marketing manager for BNA PLUS. In 1990 he moved from Editorial to Sales and Marketing and was promoted to product manager for environment and safety services. Since that time he has marketed and launched almost two dozen BNA services in print, CD, and Web, covering environment and safety, employment law, health care, compensation, pensions, benefits, payroll, and human resources. In addition, he worked on the IT/Business Systems Project from 1997-98.

Prior to joining BNA, Ball was vice president of State & Federal Associates, fulfilling duties in research and marketing for the government affairs research firm. He also served as a regulatory analyst for a White House task group on regulatory reform. Before moving to Washington, Ball was a marketing and major accounts manager for a Sears manufacturing supplier.

Ball holds a B.S. in psychology from St. Joseph's University (PA), a Masters in Public Administration from George Washington University, and has completed additional coursework at The Wharton School of the University of Pennsylvania. He and his wife Kathleen, a BNA sales representative since 1992, have three sons.


Photo of          William A. Beltz (71), chairman of the board, joined BNA in
William A. Beltz  1956. He has been a member of BNA's Board of Directors since
                  1967, and prior to his election as an officer of the corporation served as chairman of the board's budget committee. He became a director of Fisher-Stevens, Inc., in 1978, a member of the Tax Management Inc. board in 1979, a director of BNA Communications Inc. in 1980, and a director of BNA International Inc. in 1982. Since January 1985 he has been chairman of the board of The McArdle Printing Co., Inc.

                  His BNA career began as a staff editor assigned to the vertical labor services (Construction Labor Report, White Collar Report, Retail Services Labor Report, and Government Employee Relations Report). In 1964 he became managing editor of the four vertical services and Collective Bargaining Negotiations and Contracts. In January 1970 he was named associate editor for labor services and in July 1972 he succeeded Edward H. Donnel as vice president and executive editor. He was elected president in December 1979 and chief executive officer in December 1980.

Beltz is a graduate of Tufts University, Medford, Mass., and did graduate work at The American University, Washington, D.C. He has served on the board of directors of the Information Industry Association, and as a member of the executive council of the Professional and Scholarly Publishing Division of the Association of American Publishers.

Beltz is chairman emeritus of the Washington Theatre Awards Society, which sponsors the Helen Hayes Awards for excellence in theatre arts. He also served as a trustee of The Shakespeare Theatre for eight years. He is a member of the National Press Club and the Economic Club of Washington.

Photo of          Paul A. Blakely (43), manager of financial planning and
Paul A Blakely    analysis, joined BNA in 1984. His group prepares the
                  corporation's budget, and provides financial evaluations of acquisition targets and proposed new products.

                  Blakely has served on the Board of Directors of Tax
                  Management Inc. since 1998, and from 1993 until its sale in 1999 was a director and officer of BNA Communications Inc.
                  He is a member of three BNA board committees, including the retirement plan administrative committee since 1992. He also serves as Tax Management's treasurer, BNA's assistant treasurer, and as a trustee of the BNA 401(k) plan. He was a member of the management bargaining committee for the 1994 and 1997 Newspaper Guild contract negotiations. He has served on market study groups for the environment and safety and health care divisions, on several product and department audit committees, and on the supervisory committee of the BNA Federal Credit Union.

He holds a B.A. in economics from the University of Virginia and an MBA in finance from Marymount University. He is a CPA and a member of the American Institute of Certified Public Accountants, and the Greater Washington Society of CPAs, where he is a past chairman of the SEC practice committee. His wife, Rosie, is a market research analyst for BNA.


Photo of          Cynthia J. Bolbach (53), corporate secretary, director of the
Cynthia Bolbach   publishing systems project, and director of the business
                  systems management committee, joined BNA in 1972. She is a member of the management committee, and also serves as the corporate secretary for IOMA, Kennedy Information, Inc., and the McArdle Printing Co. Inc. As BNA's corporate secretary, her duties include overseeing the operation of the Stock
                  Purchase and Transfer Plan. She was a member of the board of directors of Pike & Fischer, Inc., for three years, and also served on the board of the Washington Area Lawyers for the Arts.

Bolbach began her BNA career as a legal editor on the staff of Environment Reporter, and was the managing editor of Media Law Reporter and the U.S. Patents Quarterly. In 1995, she was named director of the Publishing System Project, responsible for the implementation of BNA's PS2000 publishing system. In 1997, she served for several months as the interim director of information technology. In 2000 she was asked to lead the effort to update BNA's circulation and billing business systems. She has served on several publication and departmental audit committees.

She is a graduate of Wittenberg University, received a J.D. degree from the Georgetown University Law Center, and is a member of the District of Columbia Bar. She is the chair of the National Capital Presbytery's Committee on Ministry, which oversees the pastors serving the 120 Presbyterian congregations in the D.C., Virginia, and Maryland area.

Photo of           Eunice Lin Bumgardner (40), vice president and general
Eunice Bumbgardner counsel, joined BNA in 1994 as associate general counsel. She was appointed general counsel in 1995 and elected vice president in 1996. Bumgardner currently serves on the management committee, budget committee, and insurance oversight committee, and has served on the retirement plan committee, 1997 collective bargaining team, and as BNA's 1998
                   United Way chairperson. She also has served on the BNA
                   Washington, Inc., board since 1996 and is the corporate secretary of BNAW.

Prior to coming to BNA, Bumgardner was a senior associate with the New York-based law firm of LeBoeuf, Lamb, Greene & MacRae, where she worked in several practice areas including employment/labor, general corporate and employee benefits/ERISA, and was active in the firm's recruiting program. She began her professional legal career with Smith, Heenan & Althen, where she maintained a broad corporate practice. Bumgardner has advised a number of corporate boards of directors, including a large publicly-held company. Bumgardner also has worked as a research assistant to Professor Paul Rothstein (Georgetown University Law Center), a summer associate at Lillick, McHose & Charles, and a law clerk for Neighborhood Legal Services Corporation in Anacostia. She is the author of several publications including a Tax Management portfolio. Bumgardner is a member of the American Corporate Counsel Association's executive council for the national small law department committee, and is active in mentoring Georgetown and Emory law students and alumni.

Bumgardner graduated from Emory University, Atlanta, Ga., with a business degree in finance, and received her law degree from Georgetown University in Washington, D.C. She is admitted to practice in Maryland and D.C.


Photo of           Richard H. Cornfield (54), executive director, legal and
Richard Cornfield  business publishing group. Cornfield joined BNA in 1974 as an editor for The Family Law Reporter and was named managing
                  editor of that service in 1980. Cornfield then served as legal services division product development manager and later as BNA corporate planning and development manager. He held the positions of marketing manager and business manager at BNA Books before being appointed publisher there in 1991. He was made executive editor of legal information services in 1999, and executive director of the newly-formed legal and business publishing group last year.

Cornfield has been a member of several task forces over the years including the state laws information, BNA's Chemical Regulation Reporter, and Buraff Publications audit committees. He was elected to the BNA board in 1998. Cornfield holds a B.S. in business administration and received his J. D. from the Columbus School of Law, Catholic University of America. He is a member of the District of Columbia Bar.

Photo of          Sandra C. Degler (61), vice chairman of the board and chairman
Sandra Degler     of the Tax Management board. Presently serving as a consultant to the parent and TM, she has been a member of the BNA board since 1990 and the Tax Management board since 1982. She has also served on the boards of two other BNA subsidiaries.

                  Over her 33-year career with BNA, she has served as president of Tax Management, BNA marketing manager, labor product manager, and managing editor of two publications, and was the first managing editor of Occupational Safety and Health Reporter. As president of Tax Management, she oversaw the development of the first personal computer software product for BNA and the first CD service. Previously she was public relations and advertising manager for Blue Cross of Virginia. She has authored various books and articles on OSHA and environmental issues.

She is a member of the BNA board's executive committee, budget committee, and investment committees, and has served on the corporate development committee, the management committee, the publishing system steering committee, and various corporate audit committees.

Educated at Goucher College, Towson, Md., she also studied marketing and management at the University of Wisconsin. She is a member of the International Fiscal Association and has served on the Advisory Board for the New American Workforce.



Photo of          David Foster (46), president, IOMA, in New York City. He is
David Foster      also the director of BNA's publishing subsidiary network.
                  Since IOMA became part of BNA three years ago, he has been directly active in four acquisitions, most recently Kennedy
                  Information. His publishing roots started with the launch of IOMA's first newsletter in 1982, and, in the early days of IOMA, he wrote every newsletter, designed every marketing piece, developed IOMA's fulfillment, network, and financial systems, and put the label on the UPS packages.

IOMA, which has had double-digit growth each year since it was acquired by BNA, now publishes 58 titles in the business-to-business arena, and has developed research reports, yearbooks, institute books, an e-mail rental business, conferences, and benchmarking services during the same period. Like BNA, IOMA prides itself on editorial quality and a humane working environment.

Foster is a past president of the Newsletter & Electronic Publisher's Association (NEPA), and has served on its board of directors since 1989. He won NEPA's highest honor, the Hall of Fame award for lifetime achievement, in 2000. He is a trustee of Bates College in Lewiston, ME, serving on its investment, budget, honorary degree, and admissions committees. He holds a bachelor of science degree in English from Bates, an M.A. in English from the University of Wyoming, and was a Ph.D. candidate at the University of Colorado, where he was an instructor (specializing in science fiction) prior to moving to New York and starting IOMA. He spends his spare time running triathlons and playing tennis, and is active in arts and humans rights issues in New York.

Photo of          John "Jack" Jenc (58), president and CEO of The McArdle
John Jenc         Printing Co., Inc., a wholly-owned subsidiary of BNA, began his career at BNA in 1981 as corporate controller. In 1990 he was appointed BNA treasurer, a position he held until March
                  1998, when he was named chief operating officer at McArdle. He was promoted to president and CEO of McArdle effective January
                  1, 1999. During his 17 years as a BNA employee, Jenc served on various corporate management committees and has been a member of BNA's Board of Directors since 1995. Jenc is a past president, vice president and member of the board of directors of the BNA Federal Credit Union. Prior to joining BNA, Jenc had a progressive career of diversified government and industry experience in the following positions: operational auditor with the U.S. General Accounting Office; accountant and auditor with the public accounting firm of Arthur Andersen & Co.; internal audit manager, assistant controller, and then controller for Peoples Drug Stores, Inc.; controller and chief financial officer of Burton Parson & Co., a pharmaceutical manufacturer.

Jenc is an accounting graduate of the University of Gannon, Erie, Pa. He is a CPA and a member of the American Institute of Certified Public Accountants, and the Greater Washington Society of CPAs.

Photo of          Eileen Z. Joseph (53), is the editorial director for business
Eileen Joseph     development. From 1993 until 2000 she was the executive editor of the Environment and Safety Services Information Division.
                  Joseph began her 29 years with BNA as an entry-level reporter on the staff of Occupational Safety & Health Reporter, ultimately becoming its senior editor. Appointed to management in 1976, she was in charge of the division's new products and developed Job Safety and Health. She continued to develop all the services in the Environment, Safety and Health Series
                  (ESHS) including Loss Prevention and Control, Water Pollution
                  Control, Air Pollution Control, Chemical Substances Control, and Insurance and Risk Management, for all of which she served as managing editor. In 1987, following passage of the Superfund amendments, she developed BNA's Right-to-Know
                  Planning Guide and was also its managing editor.

                  Joseph created, developed, and edited the book Chemical Safety Data Guide. She has also participated in many BNA conferences and chaired a conference on lawsuits under SARA Title III. She has written magazine articles and spoken before many groups on environment and safety regulatory and compliance topics.

Eight years ago she was appointed coordinator of the interdepartmental group that developed Environment Library on CD (ELCD) which was launched in June 1993, and Safety Library on CD (SLCD) which was launched in September 1994, libraries that are now included in ESLW.

She served for four years as a member of the board of BNA Communications Inc. Four years ago she was appointed to the executive committee of the Business Information and Technology Council of the Software and Information Industry Association.

Joseph received a B.A. from George Washington University and did graduate work at G.W. and American Universities while she was a licensed real estate sales representative in Washington, Virginia, and Maryland. She has lectured in art and tutored in English.

She served on the President's Council of Tulane University, and is a member of the Parent Council of Emory University, both groups that consult with these institutions about education and technology. She serves also as a member of Emory's Public Affairs Advisory Council.

Photo of          George J. Korphage (54), vice president and chief financial
George Korphage   officer, joined BNA in 1972. He has been a member of BNA's
                  Board of Directors since 1988. A CPA, he was in public accounting for three years before coming to BNA. He held several accounting and finance management positions at BNA before being elected to his present position in 1988. He serves on the corporate development committee and the management committee. He is a member of the board's executive committee, and chairs its budget committee and investment committees. In addition, he is a director of BNA International
                  Inc., Kennedy Information, Inc., and The McArdle Printing Co.,
                  Inc., and chairs the board of BNA Washington, Inc.

                  Korphage is an accounting graduate of Emporia (Kansas) State University, and did graduate work in finance at the University of Maryland. He is a member of the American Institute of Certified Public Accountants and the Greater Washington Society of CPAs.


Photo of          Gregory C. McCaffery (40), vice president and editor-in-chief,
Gregory McCaffery has been a member of BNA's Board of Directors since 1997. He was named director of marketing and product development in 1996, following the merger of BNA's marketing and product development functions. Prior to the creation of that new division, he served as director of new product development, and as manager of the reference guide development unit. He has served on the board of directors of IOMA and Pike & Fischer, Inc.

                  McCaffery joined BNA in 1986 as an editor on the staff of BNA's Chemical Regulation Reporter. He served in reporting and editing positions on several BNA publications until 1990, when he was appointed to management. In 1992, McCaffery helped to create, edit, and launch BNA's Americans with Disabilities Act Manual
(ADAM). In 1996, he helped manage the successful development and launch of BNA's notification services in Lotus Notes and World Wide Web formats.

In the Editorial Department, McCaffery held management positions on the following publication staffs: Daily Labor Report, Labor Relations Week, BNA's Employee Relations Weekly, Workforce Strategies, Affirmative Action Compliance Manual, Equal Employment Opportunity Compliance Manual, and BNA's Americans with Disabilities Act Manual.

McCaffery holds a bachelor of science degree from American University, and has completed course work at the University of London, the California Institute of Technology, and The Wharton School at the University of Pennsylvania.

Photo of          David P. McFarland (46), president, Tax Management Inc.,
David McFarland   joined BNA in 1985 as BNA software product manager. Both as product manager and marketing manager for BNA Software, he was instrumental in propelling the BNA Income Tax Planner to its position as the leading tax planning title in the professional tax and accounting industry. Under his leadership, the division transformed its aging product line into state-of-the-art products that have won several awards and become top sellers.

In 1992, McFarland became general manager of BNA Software, which has subsequently doubled its revenues while consistently providing outstanding profits for the company. In 1998, he was also named vice president of Tax Management, where he focused on a variety of marketing and product development issues. In February 2000 McFarland was named president of Tax Management.

McFarland also serves on the Tax Management Board of Directors and has been active in several BNA committees.

Prior to joining BNA, McFarland was in practice as a CPA and also worked as a product manager for General Electric Information Services Company. McFarland holds both B.S. and M.B.A. degrees from the University of Virginia.


Photo of          Jonathan Newcomb (54), chairman and chief executive officer,
Jonathan Newcomb  Simon & Schuster. Prior to becoming chairman and CEO in June
                  1994, he was Simon & Schuster's president and chief operating officer, being named to that position in 1991, after serving as president of the Professional Group since January 1989.

Prior to joing Simon & Schuster, Newcomb was president of McGraw-Hill's Financial and Economic Information Company, which included the business units of Standard & Poor's and Data Resources Inc. He began his career at McGraw-Hill in 1975 as a marketing manager for the Standard & Poor's division; he was named group vice president in 1982 and executive vice president in 1984. His professional publishing career began at Dun & Bradstreet, where he was responsible for business development in the publishing division.

He holds a bachelor's degree from Dartmouth College and an MBA in Finance from the Columbia University Graduate School of Business. He is a decorated veteran, having served as a first lieutenant in the U.S. Army in Vietnam. He serves on the boards of several corporation, including Hong Kong Shanghai Bank Corporation USA, LearnX.Com, and Net Library. He is also a member of the Board of Trustees of Dartmouth College and the Board of Overseers for Dartmouth's Amos Tuck School of Business Administration, and is a trustee of the New School in New York City.

Photo of           Frederick A. Schenck (72), served as vice president for
Frederick Schenck  personnel, Cunard Line, Ltd. until December 1992. He served the company as a consultant until 1994. Over a 20-year span, he served in a number of administrative and human resource-related positions in New Jersey state government, from personnel officer to director of the agency that provides services to children and families. In 1977 he moved to federal government service and in 1978 became deputy under secretary of commerce, with responsibility for field coordination of Commerce's programs and delivery of resources and services to state and local governments and the private sector in areas of economic development, domestic and international trade, and business development.

                  In 1979, Schenck became senior vice president, administration, for Resorts
International Casino Hotel, with executive responsibilities for personnel management, industrial relations, staff development and training, affirmative action, compensation and benefits.

He continues to serve on the boards of many civic and charitable organizations.

Schenck studied Business Administration at Howard University and holds B.S. and M.A. degrees from Rider College.


Photo of          Daniel W. Toohey (61), is senior counsel to the firm of Dow,
Daniel Toohey     Lohnes & Albertson, Washington, D.C., where he has practiced since 1966. In 1984, he was appointed its managing partner, a position he held until January 1991. Before joining the law firm, he had been a general attorney with the Federal
                  Communications Commission. He was senior vice president and general counsel of the World Mortgage Association. He served a three-year term as general counsel to the Greater Washington
                  Area Board of Trade and two terms on its board. He has also served as a trustee and executive committee member of the Federal City Council and president of the Legal Aid Society.
                  He is vice chairman and general counsel of the board of trustees of The Shakespeare Theatre.

He is a graduate of St. Louis University (A.B., 1961; J.D., 1964) and has co-authored the book Legal Problems in Broadcasting (1974) and several articles. He is a frequent lecturer at many universities. He is admitted to practice before the U.S. Supreme Court and in the District of Columbia, and the states of New York and Missouri.

Photo of          Robert L. Velte (53), vice president for strategic
Robert Velte      development.  Velte joined BNA in 1976 and has held various operational and executive positions at BNA. He was appointed president of BNA Communications Inc. in 1986, a position he held until 1994. He was president of BNA
                  International Inc. from 1994 to 1997. He was elected to his current position in 1995.

                  As vice president for strategic development, Velte's responsibilities include merger and acquisition activities for BNA and its subsidiaries, strategic alliances, third party distribution relationships, and developing strategic focus at BNA.

                  Velte was elected to the BNA Board of Directors in 1996 and is a member of the board's executive committee. He also serves on the corporate development committee and management committee.

                  Velte is the chairman of the board of directors of BNA International Inc. where he has served as a director since 1994. Also, he served as a member of the Pike & Fischer, Inc. board for four years.

Prior to joining BNA, Velte was employed by Arthur Andersen & Co. and once served as budget director of Dyncorp. He is a graduate of Purdue University, with a degree in management, and is also a CPA.


Photo of          Paul N. Wojcik (52), president and chief executive officer.
Paul Wojcik       Wojcik was elected to BNA's Board of Directors in 1989. He also serves as a member of the board of directors of BNA
                  International Inc., IOMA, Kennedy Information, Inc., and Tax
                  Management Inc.

                  Wojcik joined BNA in 1972 as an editor for U.S. Law Week and was named managing editor of that service in 1979. In 1984, he became corporate counsel, and in June 1988, he became vice president and general counsel. In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995. In December 1996, he was elected CEO. He is currently a member of BNA's executive committee, corporate development committee, investment committees, and management committee.

Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law. He is a member of the Federal City Council, and serves on the board of directors and as treasurer of Signature Theatre.

(INTERIOR ENVELOPE)
 THE BUREAU OF NATIONAL AFFAIRS, INC.
 COMMON STOCK PROXY FORM                        ------------------------------
 PROXY SOLICITED BY THE BOARD OF DIRECTORS       Signature of Shareholder
                                                (Sign exactly as shown on label)
I HEREBY APPOINT KAREN NEWTON OR JONATHAN
A. RAINS AS PROXY TO REPRESENT ME AND TO VOTE
ALL THE SHARES OF COMMON STOCK HELD BY
ME ON MARCH 24, 2001, AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 21, 2001, OR
ANY ADJOURNMENTS THEREOF. MY SHARES ARE TO BE    ------------------------------
VOTED ONLY AS DESIGNATED BY ME ON THE ENCLOSED   Date
BALLOT, WHICH IS MADE A PART HEREOF, AND I
WITHHOLD AUTHORITY TO VOTE ON ANY OTHER MATTER
BROUGHT BEFORE THE MEETING.

-------------------------------------------------------------------------------

(BALLOT)
  THE BUREAU OF NATIONAL AFFAIRS, INC.
      ANNUAL STOCKHOLDERS MEETING
           April 21, 2001
          CLASS "A" BALLOT                            Shares Owned:
                                                      Regular:
                                                      Deferred:



                           BOARD OF DIRECTORS ELECTION

INSTRUCTIONS:

      Place an X in the box after the name of the candidates for whom you wish your proxy to cast your votes. You are entitled to vote for not more than three outside candidates and for not more than 12 stockholder candidates.

      STOCKHOLDER CANDIDATES                          OUTSIDE CANDIDATES

Ball,Thomas W.*    1.__     Jenc, Jack*        9.__   Newcomb,Jonathan     17.__
Beltz,William A.*  2.__     Joseph,Eileen*    10.__   Schenck,Frederick A.*18.__
Blakely,Paul A.    3.__     Korphage,George*  11.__   Toohey,Daniel W.*    19.__
Bolbach,Cynthia J. 4.__     McCaffery,Gregory*12.__
Bumgardner,Eunice* 5.__     McFarland,David  *13.__
Cornfield,Richard* 6.__     Velte, Robert L.* 14.__
Degler,Sandra C.*  7.__     Wojcik, Paul N.*  15.__
Foster,David L.    8.__

                        * Member of present Board
-------------------------------------------------------------------------------

                           BOARD OF DIRECTORS PROPOSALS

INSTRUCTIONS:

 The following proposals have been submitted by the Board of Directors. Specify your vote by marking the appropriate box with an X. If no choice is indicated, this proxy will be voted "FOR" the proposal. THE BOARD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSALS.

PROPOSED RESOLUTION ONE:

RESOLVED, that Article IV, Section 1, Paragraph One of the       ____ FOR
Corporation's Articles of Incorporation be amended so as to
increase, to 65 million, the number of shares of stock the       ____ AGAINST
Corporation is authorized to issue (30 million shares
designated as Class A, 30 million shares designated as Class
B, and five million shares designated as Class C).               ____ ABSTAIN


PROPOSED RESOLUTION TWO:

RESOLVED, that Article IV, Section 1, Paragraph Two of the       ____ FOR
Corporation's Articles of Incorporation be amended for the
purpose of effecting a five-for-one split of the Corporation's   ____ AGAINST
Class A, Class B, and Class C commmon stock of the Corporation
said split to take effect on September 23,2001.                  ____ ABSTAIN

-------------------------------------------------------------------------------

                               BALLOT INSTRUCTIONS

To vote, you must:   Complete and fold Ballot            Sign and Date Envelope
                     Put it in Proxy Envelope            Seal Envelope
-------------------------------------------------------------------------------
(BALLOT)
THE BUREAU OF NATIONAL AFFAIRS, INC.
   ANNUAL STOCKHOLDERS MEETING
         April 21, 2001
        CLASS "B" BALLOT                           Shares Owned:
                                                   Regular:
                                                   Deferred:


BOARD OF DIRECTORS PROPOSALS

INSTRUCTIONS:

 The following proposals have been submitted by the Board of Directors. Specify your vote by marking the appropriate box with an X. If no choice is indicated, this proxy will be voted "FOR" the proposal. THE BOARD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSALS.

PROPOSED RESOLUTION ONE:

RESOLVED, that Article IV, Section 1, Paragraph One of the       ____ FOR
Corporation's Articles of Incorporation be amended so as to
increase, to 65 million, the number of shares of stock the       ____ AGAINST
Corporation is authorized to issue (30 million shares
designated as Class A, 30 million shares designated as Class
B, and five million shares designated as Class C).               ____ ABSTAIN


PROPOSED RESOLUTION TWO:

RESOLVED, that Article IV, Section 1, Paragraph Two of the       ____ FOR
Corporation's Articles of Incorporation be amended for the
purpose of effecting a five-for-one split of the Corporation's   ____ AGAINST
Class A, Class B, and Class C commmon stock of the Corporation
said split to take effect on September 23,2001.                  ____ ABSTAIN

-------------------------------------------------------------------------------

                               BALLOT INSTRUCTIONS

To vote, you must:   Complete and fold Ballot            Sign and Date Envelope
                     Put it in Proxy Envelope            Seal Envelope
-------------------------------------------------------------------------------
(BALLOT)
THE BUREAU OF NATIONAL AFFAIRS, INC.
   ANNUAL STOCKHOLDERS MEETING
         April 21, 2001
        CLASS "C" BALLOT                           Shares Owned:
                                                   Regular:
                                                   Deferred:


BOARD OF DIRECTORS PROPOSALSs

INSTRUCTIONS:

 The following proposals have been submitted by the Board of Directors. Specify your vote by marking the appropriate box with an X. If no choice is indicated, this proxy will be voted "FOR" the proposal. THE BOARD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSED RESOLUTION ONE:

RESOLVED, that Article IV, Section 1, Paragraph One of the       ____ FOR
Corporation's Articles of Incorporation be amended so as to
increase, to 65 million, the number of shares of stock the       ____ AGAINST
Corporation is authorized to issue (30 million shares
designated as Class A, 30 million shares designated as Class
B, and five million shares designated as Class C).               ____ ABSTAIN


PROPOSED RESOLUTION TWO:

RESOLVED, that Article IV, Section 1, Paragraph Two of the       ____ FOR
Corporation's Articles of Incorporation be amended for the
purpose of effecting a five-for-one split of the Corporation's   ____ AGAINST
Class A, Class B, and Class C commmon stock of the Corporation
said split to take effect on September 23,2001.                  ____ ABSTAIN

-------------------------------------------------------------------------------

                               BALLOT INSTRUCTIONS

To vote, you must:   Complete and fold Ballot            Sign and Date Envelope
                     Put it in Proxy Envelope            Seal Envelope